Exhibit 99.1

GENERAL MOTORS

FIRST-QUARTER 2019 EARNINGS

GM Reports Income of $2.1 Billion and EBIT-adj. of $2.3 Billion

- Full-size truck launch ahead of plan; average transaction prices for all-new crew cabs up $5,800 vs. outgoing models.
- Execution of company's transformation cost savings of $2 to $2.5 billion through 2019 remains on track.

Q1 2019 RESULTS OVERVIEW

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$34.9 B	$2.1 B	$(2.2) B	$1.48
vs. Q1 2018	(3.4)%	+ 93.2%	$(1.1) B	+ 92.2%
	EBIT-adj. Margin	EBIT-adj.	Adj. Auto FCF	EPS-Diluted-adj.
Non-GAAP	6.6%	$2.3 B	$(3.9) B	$1.41
vs. Q1 2018	(0.6) pts	(11.5)%	$(0.6) B	(1.4)%

EPS-diluted and EPS-diluted-adj. include a benefit of $0.31 from Lyft and PSA revaluations.

GM IS BULLISH ON PICKUPS

Q1 sales of the 2019 Chevrolet Silverado and GMC Sierra light-duty crew cabs were up 20 percent year over year, delivering on GM's strategy to launch high-content, high-margin trucks first. These all-new crew cab models generated transaction prices nearly $5,800 higher than the crew-cab models they replace (Q1 2018, J.D. Power PIN). The 2019 GMC Sierra leads the segment in pricing, with more than 95 percent of its sales in high-end models. Full production of regular and double cabs began in March, as planned.

GM begins the next phase of its full-size pickup truck launch in the second half of the year with the 2020 Chevrolet Silverado HD and GMC Sierra HD. These vehicles will be built at Flint Assembly, where 1,000 jobs were added and capacity increased to meet anticipated customer demand.


GMC

Strong GMC Sierra 1500 Q1 sales led by surge in all-new crew cabs.

> **"GM's first-quarter operating results were in line with expectations we shared in January. My confidence in the year ahead remains strong, driven by our all-new full-size truck launch and our ongoing business transformation."**
>
> ***– Mary Barra, Chairman and CEO***

CONTINUED INVESTMENT IN U.S. MANUFACTURING

GM remains firmly committed to investing in its U.S. manufacturing operations. Since 2009, GM has invested $22 billion in the U.S., including $4.3 billion since the beginning of 2017.

In March, the company announced a $300 million investment in its Orion, Michigan assembly plant to produce a future Chevrolet electric vehicle based on the Bolt EV architecture, adding 400 new jobs. The company is also adding a second shift and more than 400 new jobs at its Bowling Green, Kentucky plant to support production of the next-generation Corvette. GM has invested more than $900 million in its Bowling Green facility since 2011.

GM remains committed to making job opportunities available for **all** 2,800 U.S. hourly employees impacted by the company's decision to unallocate plants. More than 1,300 hourly employees have accepted jobs at other GM facilities supporting growth segments including trucks, crossovers and SUVs.

SEGMENT RESULTS (EBIT-ADJUSTED - $B)

	North America		International		GM Financial (EBT)		GM Cruise
Q1 19	Q1 18	**Q1 19**	Q1 18	**Q1 19**	Q1 18	**Q1 19**	Q1 18
1.9	2.2	**0.0**	0.2	**0.4**	0.4	**(0.2)**	(0.2)

North America: Results were affected by planned SUV downtime partially offset by strong pickup truck performance.

International: Results include $0.4 billion in equity income from China and strong cost performance in Korea due to restructuring actions.

GM Financial (EBT): EBT-adjusted driven by portfolio growth, offset by higher interest costs and lower residual gains on terminated leased vehicles.

GM Cruise: In 2019, GM Cruise will double the number of employees working on self-driving vehicles, as it progresses toward commercialization.

> **"We're making progress on our business transformation. We expect our global product mix, launch cadence and cost efficiencies to drive earnings growth throughout the year."**
>
> ***– Dhivya Suryadevara, CFO***

CADILLAC ADDS CT5 TO LINEUP

In March, Cadillac revealed the first-ever CT5 sedan, which showcases Cadillac's unique expertise in crafting American performance sedans. The new sedan will be offered in Luxury and Sport models, giving customers more choices in appearance and ride character, and will offer Super Cruise, the world's first true hands-free driver assistance feature, in calendar year 2020 on select models. For North American customers, the CT5 will be built at GM's Lansing Grand River facility, which previously received an investment of $211 million to build the next-generation Cadillac sedan, retaining 1,400 jobs.



Cadillac showed its first-ever CT5 at the New York Auto Show.

The U.S.-built Cadillac XT4 compact luxury SUV continues to lead in its segment, with two-thirds of sales attracting new customers to the brand. The all-new three-row Cadillac XT6 crossover, revealed earlier this year, will also be assembled in the U.S., launching later in 2019.

FIRST-QUARTER U.S. SALES HIGHLIGHTS

GM delivered more than 665,000 vehicles in the first quarter in the United States. With a selling mix of trucks, SUVs and crossovers above 80 percent, GM earned the highest average transaction prices for any first quarter in the company's history. The Chevrolet Trax, Equinox and Colorado set first-quarter sales records and the GMC Acadia posted its best quarter ever. The Buick Enclave was up 28 percent versus a year ago.



The Chevrolet Tracker and Trailblazer SUVs were revealed in April in China.

GM CHINA UPDATE

GM and its joint ventures delivered nearly 814,000 vehicles in China in Q1 2019. The company is introducing a strong mix of about 20 new and refreshed models in 2019. In the first quarter, Chevrolet launched the Monza and revealed the first model from the company's new global family of vehicles, the Chevrolet Onix. In April, the Baojun RS-5 went on sale, and the Chevrolet Tracker and Trailblazer SUVs, Buick Encore and Encore GX SUVs and Cadillac XT6 SUV were revealed at Auto Shanghai 2019.

GM China also advanced its commitment to a zero-emissions future. Buick recently launched its first all-electric vehicle, the VELITE 6, which will further enable the company to capitalize on the rapidly growing demand for new energy vehicles. For details on GM's global sales, click here.

MEDIA CONTACT INVESTOR CONTACT Tom Henderson Michael Heifler GM Finance Communications GM Investor Relations Media Investors 313-410-2704 313-418-0220 tom.e.henderson@gm.com michael.heifler@gm.com General Motors (NYSE:GM) is committed to delivering safer, better and more sustainable ways for people to get around. General Motors, its subsidiaries and its joint venture entities sell vehicles under the Cadillac, Chevrolet, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety and security services, Maven, its personal mobility brand, and Cruise, its autonomous vehicle business, can be found at gm.com. Cautionary Note on Forward-Looking Statements: This press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on forward-looking statements. Statements including words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements represent our current judgment about possible future events. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. These statements are not guarantees of future performance; they involve risks and uncertainties and actual events or results may differ materially from these statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond our control and are described in our Annual Report on Form 10-K for the year ended December 31, 2018, as well as additional factors we may describe from time to time in other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law. Basis of Presentation: The financial and operational information included in this press release relate to our continuing operations and not our discontinued operations, which consist of the Opel and Vauxhall businesses and certain other assets in Europe and the European financing subsidiaries and branches that were sold in 2017.